EXHIBIT 21.1

Subsidiaries of Mid-America Apartment Communities, Inc.

America First Austin REIT Inc
America First Florida REIT Inc
America First South Carolina REIT Inc
America First Tennessee REIT Inc
America First Texas REIT Inc
Hidden Lake Phase I, LP
MAAC of Duval LP
MAACOD
MAC II of Delaware, Inc
MAC of Delaware Inc
MAC of Huntington Chase LLC
Mid America Apartments LP
Mid America Apartments of Duval LP
Mid America Apartments of Little Rock LP
Mid America Apartments of Savannah
Mid America Apartments of Stassney Woods LP
Mid America Apartments of Texas LP
Mid America Holdings LLC
Mid America Runaway Bay LP
Mid America Travis Station LP
Open Arms Foundation
Paddock Club Florence LP
Paddock Club Jacksonville Phase II, LP
Paddock Club Jacksonville, LP
Paddock Club Lakeland, LP
Park Walk Apartments, LP
River Trace Apartments Phase II, LP
The Vistas Apartments, LP
Three Oaks Apartments Phase II, LP
Westbury Creek, LP
Whispering Pines Phase II, LP
Wildwood Apartments Phase II, LP
Windridge Apartments, LP
Woodridge Apartments Joint Venture
Woods of Post House LP